UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 3, 2005

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230,
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name, Former Address, and Former Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2005, Penn Virginia Corporation ("PVA") appointed Forrest W. McNair as its new Controller and, simultaneously, Dana G Wright resigned from the position of Controller to assume the position of Vice President, Business Planning. PVA's Controller is its principal accounting officer.

Mr. McNair, who is 39 years old, was appointed as Vice President and Controller of PVA on May 3, 2005. Since October 2001, Mr. McNair has served as Vice President and Controller of Penn Virginia Resource GP, LLC, an indirectly wholly owned subsidiary of PVA and the general partner of Penn Virginia Resource Partners, L. P., a publicly traded limited partnership engaged in the coal land management and natural gas midstream businesses. He served as a financial reporting manager with PVA from September 1998 to October 2001.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2005

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Senior Vice President and General Counsel